SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation of                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

Allegiant Travel Company
(Exact name of obligor as specified in its charter)

Nevada    20-4745737
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

1201 N. Town Center Drive
Las Vegas, Nevada     89144
(Address of principal executive offices)    (Zip code)

_____________________________
Debt Securities
and Guarantees of Debt Securities
(Title of indenture securities)

GUARANTOR

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Allegiant Air, LLC	Nevada	20-0808621	1201 N. Town Center Drive Las Vegas, Nevada 89144
Allegiant Vacations, LLC	Nevada	20-2756459	1201 N. Town Center Drive Las Vegas, Nevada 89144
AFH, Inc.	Nevada	20-5127807	1201 N. Town Center Drive Las Vegas, Nevada 89144
Allegiant Information Systems, Inc.	Nevada	35-2369641	1201 N. Town Center Drive Las Vegas, Nevada 89144
Sunrise Asset Management, LLC	Nevada	27-1594802	1201 N. Town Center Drive Las Vegas, Nevada 89144
G4 Properties, LLC	Nevada	30-0788844	1201 N. Town Center Drive Las Vegas, Nevada 89144
Teesnap, LLC	Nevada	32-0420065	1201 N. Town Center Drive Las Vegas, Nevada 89144
MR Brightside, LLC	Nevada	30-0830858	1201 N. Town Center Drive Las Vegas, Nevada 89144
Allegiant Entertainment, Inc.	Nevada	36-4867887	1201 N. Town Center Drive Las Vegas, Nevada 89144
Allegiant Commercial Properties, Inc.	Nevada	32-0537126	1201 N. Town Center Drive Las Vegas, Nevada 89144
Sunseeker Resorts, Inc.	Nevada	82-3228452	1201 N. Town Center Drive Las Vegas, Nevada 89144
Sunseeker Florida, Inc.	Florida	38-4056101	1201 N. Town Center Drive Las Vegas, Nevada 89144
Point Charlotte Development, LLC	Florida	82-3217737	1201 N. Town Center Drive Las Vegas, Nevada 89144
Point Charlotte, LLC	Florida	82-2307206	1201 N. Town Center Drive Las Vegas, Nevada 89144
Charlotte Point Properties, LLC	Florida	82-2224281	1201 N. Town Center Drive Las Vegas, Nevada 89144
Sunseeker Development, LLC	Florida	82-2452797	1201 N. Town Center Drive Las Vegas, Nevada 89144

Sunseeker Residences, LLC	Florida	82-2857173	1201 N. Town Center Drive Las Vegas, Nevada 89144
G4 Works, LLC	Nevada	36-4893374	1201 N. Town Center Drive Las Vegas, Nevada 89144
G4 Complete Entertainment Michigan, LLC	Michigan	36-4883476	1201 N. Town Center Drive Las Vegas, Nevada 89144
G4 Complete Entertainment Utah, LLC	Utah	61-1870357	1201 N. Town Center Drive Las Vegas, Nevada 89144

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 5th day of October, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Maddy Hughes
Maddy Hughes
Vice President

EXHIBIT 6

October 5, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hughes
Maddy Hughes
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                            $ 19,803
Interest-bearing balances                                         143,123
Securities:
Held-to-maturity securities                                     144,098
Available-for-sale securities                                     250,007
Equity Securities with readily determinable fair value not held for trading                 94
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                 79
Securities purchased under agreements to resell                             34,203
Loans and lease financing receivables:
Loans and leases held for sale                                     13,308
Loans and leases, net of unearned income                     918,993
LESS: Allowance for loan and lease losses                         9,864
Loans and leases, net of unearned income and allowance                        909,129
Trading Assets                                                 44,974
Premises and fixed assets (including capitalized leases)                             8,073
Other real estate owned                                             502
Investments in unconsolidated subsidiaries and associated companies                         12,118
Direct and indirect investments in real estate ventures                      163
Intangible assets 40,514
Other assets                                                 54,889
___________
Total assets                                             $1,675,077
LIABILITIES
Deposits:
In domestic offices                                     $1,269,998
Noninterest-bearing                             415,406
Interest-bearing                             854,592
In foreign offices, Edge and Agreement subsidiaries, and IBFs                     52,292
Noninterest-bearing                             897
Interest-bearing                             51,395
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                             8,421
Securities sold under agreements to repurchase                             6,394

Dollar Amounts
In Millions
_______________

Trading liabilities                                                 11,024
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)                 116,305
Subordinated notes and debentures                                         11,749
Other liabilities                                                 34,525
_______
Total liabilities                                             $1,510,708

EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock                                                 519
Surplus (exclude all surplus related to preferred stock)                              112,567
Retained earnings                                                 54,424
Accumulated other comprehensive income                                     -3,482
Other equity capital components                                         0
________
Total bank equity capital                                             164,028
Noncontrolling (minority) interests in consolidated subsidiaries                         341

Total equity capital                                             164,369
________
Total liabilities, and equity capital                                      $1,675,077

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley